UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 1, 2014
(Date of earliest event reported)

st. jude medical, inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12441

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One St. Jude Medical Drive
St. Paul, Minnesota 55117
(Address of principal executive offices, including zip code)

(651) 756-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2014, at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of St. Jude Medical, Inc. (the “Company”), the Company’s shareholders approved the St. Jude Medical, Inc. Management Incentive Compensation Plan (the “Plan”). The Plan is designed to attract, retain and reward highly qualified executives who are important to the Company’s success and to provide incentives relating directly to the financial performance and long-term growth of the Company. Executive officers and other designated employees of the Company are eligible to participate in the Plan.

Pursuant to the Plan, within the first 90 days of each fiscal year, the Compensation Committee determines (1) the percentage of each employee’s salary that may be awarded as a cash bonus for the fiscal year (up to a maximum award of the greater of $5,000,000 or 1.5% of the Company’s consolidated after tax net profits for the fiscal year); (2) the employees eligible to participate in the Plan for the fiscal year; (3) financial performance goals for each employee on which a cash bonus will be paid; (4) each employee’s cash bonus for the fiscal year; and (5) the frequency at which each employee’s cash bonus will be paid when attained. Individual awards will be based on attainment of performance goals based on the following: net earnings; operating earnings or income; earnings growth; net income; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); earnings per share; earnings per share growth; stock price; total shareholder return; absolute and/or relative return on common shareholders equity; return on shareholders equity; return on capital; return on assets; economic value added (income in excess of cost of capital); independent customer satisfaction studies or indices; expense reduction; sales; ratio of operating expenses to operating revenues; market share; or the expenses or profitability of the Company or any division or subsidiary; or any combination of these goals. For non-executive employees, subjective, individual performance goals may also be established. Because the amounts to be received under the Plan can only be determined based on the future performance of the Company and the eligible employees, it is not possible to determine the benefits that will be received by employees under the Plan. The Compensation Committee has the right to reduce the amount of any award even if the goals have been attained.

This summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference. A more detailed summary of the Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 21, 2014.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1    St. Jude Medical, Inc. Management Incentive Compensation Plan.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

st. jude medical, inc.

By:	/s/ Jason Zellers
Jason Zellers Vice President, General Counsel and Corporate Secretary

Date: May 6, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	St. Jude Medical, Inc. Management Incentive Compensation Plan.